UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Quest Resource Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUEST RESOURCE CORPORATION
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma 73120
(405) 488-1304

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Quest Resource Corporation. We will hold the meeting on Tuesday, June 7, 2005, at the Company’s corporate office, located at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, commencing at 11:00 a.m. We hope you will be able to attend.

     Enclosed you will find a notice that sets forth the business expected to come before the meeting, the Proxy Statement, a form of Proxy and a copy of our 2004 Annual Report on Form 10-KSB for the transition period ended December 31, 2004. At this year’s meeting, the agenda includes the election of the board of directors. Our Board of Directors recommends that you vote FOR the election of the directors listed on the enclosed Proxy card.

     The shares eligible to vote at this meeting were determined on the record date of April 28, 2005. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the Proxy card in the self-addressed envelope that we have included for your convenience. Submitting the Proxy before the date of the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend.

     Your vote is important. We encourage you to read the enclosed Proxy Statement and vote your shares. As always, many thanks for your involvement in our Company.

Sincerely,

	Jerry D. Cash	Douglas L. Lamb
May 6, 2005	Chairman of the Board and	President
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
KEY EMPLOYEES
COMPENSATION OF DIRECTORS AND EXECUTIVES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
PROPOSALS OF SECURITY HOLDERS FOR 2005 ANNUAL MEETING

QUEST RESOURCE CORPORATION
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma 73120
(405) 488-1304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2005

TIME	11:00 a.m., Central Time, on Tuesday, June 7, 2005

PLACE	Quest Resource Corporation
Corporate Office
9520 North May Avenue, Suite 300
Oklahoma City, Oklahoma 73120

ITEMS OF BUSINESS	(1) To elect the board of directors, each to serve until the next succeeding annual meeting of the stockholders, or until any such director’s successor is duly elected and qualified; and

(2) To transact such other business as properly may come before the meeting or any adjournment thereof.

RECORD DATE	The Board of Directors has fixed the close of business on April 28, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any postponements and adjournments thereof.

VOTING BY PROXY	Please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A self-addressed envelope is enclosed for that purpose. If you attend the meeting, you may vote personally on all matters, and in that event, the proxy will not be voted.

DATE OF MAILING	This Notice and the Proxy Statement are first being distributed to stockholders on or about May 6, 2005.

By Order of the Board of Directors

David E. Grose
May 6, 2005	Corporate Secretary

QUEST RESOURCE CORPORATION
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma 73120
(405) 488-1304

PROXY STATEMENT

for
Annual Meeting of Stockholders
to be held June 7, 2005

GENERAL INFORMATION

     This proxy statement is being furnished to the stockholders of Quest Resource Corporation, a Nevada corporation (the “Company”), in connection with the Company’s Board of Directors’ solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s corporate office, located at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, on Tuesday, June 7, 2005, commencing at 11:00 a.m. local time. This proxy statement and form of proxy were first mailed on or about May 6, 2005 to all stockholders entitled to vote at the Annual Meeting.

     The Company’s Board of Directors is soliciting proxies in order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting. Whether or not you are able to attend the Annual Meeting, you are urged to sign, date and return the proxy in the enclosed envelope. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies in accordance with the stockholder’s directions. With respect to the election of directors, the enclosed proxy card, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the election of the nominees named on the proxy card as directors. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.

     The enclosed proxy may be revoked at any time before it is voted by (a) so notifying the Corporate Secretary of the Company in writing, (b) executing a proxy with a later date and delivering such later proxy to the Corporate Secretary of the Company prior to the Annual Meeting or (c) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The presence, in person or by proxy, of stockholders owning a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Cumulative voting for the election of directors is not permitted. Thus, a stockholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. Directors must be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the four candidates who receive the most votes out of all votes cast at the Annual Meeting. With respect to all other matters voted on at the Annual Meeting, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting will be required for passage.

     For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. With respect to the election of directors, abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. For shares which are held of record by a broker for the beneficial owner (typically referred to as being held in “street name”), absent instructions from the beneficial owner of such shares, the broker will have the discretion to vote such shares on routine matters, including the elections of directors. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained. If no instructions are given on the accompanying proxy, the shares registered thereby will be voted for the nominees listed herein.

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail. The Company will not solicit proxies personally, by telephone, internet or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the stockholder’s receipt of the proxy statement and form of proxy and requesting that the stockholder sign and return the proxy solicited by this proxy statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of outstanding common stock. The cost of soliciting proxies is not expected to exceed $10,000.

     On April 28, 2005, the record date for determining stockholders entitled to vote at the Annual Meeting and any postponements and adjournments thereof, the Company had outstanding and entitled to vote approximately 15,899,007 shares of common stock, par value $0.001 per share (the “Common Stock”). Each outstanding share of Common Stock entitles the record holder to one vote on matters properly before the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

     The four persons standing for election to the Board of Directors at the Annual Meeting are Jerry D. Cash, Douglas L. Lamb, John C. Garrison and James B. Kite, Jr. Each of these nominees presently serves on the Board of Directors. The Board believes that all the nominees will be available to serve as directors. If any nominee is unable to serve, the Board may decide to do one of two things. The Board may recommend a substitute nominee, or the Board may fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated. The Board of Directors recommends a vote “FOR” each of the four nominee directors.

     Pursuant to the terms of a voting agreement by and among the Company, Douglas L. Lamb, Jerry D. Cash, McKown Point, L.P., Shiloh Oil Corporation and Southwind Resource, Inc. dated as of November 7, 2002 (the “Voting Agreement”), the parties to the Voting Agreement have agreed to use their best efforts and to take all action within their respective power, including the voting of any shares of common stock of the Company owned by them, to elect Mr. Lamb, an individual designated by Mr. Lamb, Mr. Cash, and an individual designated by Mr. Cash to the Board. Mr. Lamb has designated John C. Garrison to serve on the Board, and Mr. Cash has designated Mr. James B. Kite, Jr. to serve on the Board. The parties to the Voting Agreement currently own 45.7% of the issued and outstanding common stock of the Company. The Voting Agreement expires on November 7, 2005, unless sooner terminated in accordance with its terms.

     The following table lists the names and ages, as of April 28, 2005 of the four nominee directors and the year in which each director was first elected.

		Director
Nominee Directors	Age	Since
Jerry D. Cash	43	2002
Douglas L. Lamb	54	1998
John C. Garrison	53	1998
James B. Kite, Jr.	53	2002

     The following sets forth additional information with respect to each of the nominee directors:

Jerry D. Cash has been active in the oil & gas exploration and development business for over 20 years. Mr. Cash has been the Chairman of the Board since November 2002, when the Company acquired STP Cherokee, Inc. Mr. Cash has been Chief Executive Officer of the Company since September 2004. From November 2002 until September 2004, he was Co-Chief Executive Officer of the Company. From November 2002 until June 2004, he was Chief Financial Officer of the Company. From 1980 to 1986, Mr. Cash worked for Bodard & Hale Drilling Company while pursuing a petroleum engineering degree. During this period, Mr. Cash drilled several hundred wells throughout Oklahoma. In 1987, Mr. Cash formed STP Cherokee, Inc. and directed that company in the identification and realization of numerous oil, gas and coal bed methane exploration projects until its sale to the Company in November, 2002. A long-time resident of Oklahoma, Mr. Cash maintains an active role in several charitable organizations.

Douglas L. Lamb is highly experienced in the development and operation of oil and gas wells in southeastern Kansas, having been an active oil and gas producer for over twenty years. He has also been involved in the construction, operation and consolidation of gas gathering pipelines in southeastern Kansas and northeastern

Oklahoma that has resulted in the Company’s 1,000-mile pipeline network. Mr. Lamb has been President of the Company since January 1998. From November 2002 until September 2004, he was Co-Chief Executive Officer of the Company. Mr. Lamb earned his bachelor of Business Administration degree from Wichita State University in 1972. He also has extensive military experience having served in the Arkansas Air National Guard for 20 years as a fighter pilot in F-100, F-4 and F-16 aircraft.

John C. Garrison brings to the Company expertise in public company activities and issues. Mr. Garrison served as the Company’s Treasurer from 1998 to September 2001. Mr. Garrison has been a Certified Public Accountant in public practice providing financial management and accounting services to a variety of businesses for over twenty years. Mr. Garrison presently is also a director of Empire Energy Corporation. Mr. Garrison holds a bachelor’s degree in Accounting from Kansas State University.

James B. Kite, Jr. is the Chief Executive Officer of Boothbay Royalty Company, based in Oklahoma City, Oklahoma. Boothbay Royalty Company was founded in 1977 as an independent investment company with its primary concentration in the field of oil & gas exploration and production. Mr. Kite spent several years in the commercial banking industry with an emphasis in credit and loan review prior to his involvement in the oil & gas industry. Mr. Kite presently is a director of The All Souls’ Anglican Foundation and Bigelow Laboratory for Ocean Science. Mr. Kite earned a bachelor’s of business administration in finance from the University of Oklahoma.

Additional Information About the Board of Directors

     The Board took action by unanimous written consent in lieu of a meeting on three occasions during the seven month transition period ended December 31, 2004.

     Effective September 24, 2003, the Board of Directors established an audit committee. Mr. Garrison is the sole member of the audit committee. The Company does not have a standing compensation committee or nominating committee and does not have any other committees performing similar functions. The Company does not have a nominating committee, because, the Company, Douglas L. Lamb, Jerry D. Cash, Boothbay Royalty Company, Shiloh Oil Corporation and Southwind Resource, Inc. are parties to the Voting Agreement, which expires in November 2005, unless sooner terminated in accordance with its terms. Under the terms of the Voting Agreement, the parties have agreed to use their best efforts and to take all action within their respective power, including the voting of any shares of common stock of the Company owned by them, to elect Mr. Lamb, an individual designated by Mr. Lamb, Mr. Cash, and an individual designated by Mr. Cash to the Board. Mr. Lamb and Mr. Cash are not considered independent directors. Mr. Lamb has designated John C. Garrison to serve on the Board, and Mr. Cash has designated Mr. James B. Kite, Jr. to serve on the Board. During the term of the Voting Agreement, the Board of Directors policy is to not consider candidates recommended by security holders.

     Audit Committee. Mr. Garrison is the sole member of the Audit Committee. Since the Audit Committee only has one member, it does not have formal meetings. Mr. Garrison reviewed each quarterly report on Form 10-QSB and the annual report on Form 10-KSB before it was filed with the SEC during the transition period ended December 31, 2004. The functions of the Audit Committee are described under the “Audit Committee Report” below. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors effective September 24, 2003. The Board of Directors has determined that Mr. Garrison is independent as defined by the National Association of Securities Dealers’ listing standards and that Mr. Garrison is an “audit committee financial expert”, as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Communications With The Board of Directors

     Stockholders can send communications to the Board and specified individual directors by mailing a letter to the attention of the Board or a specific director (c/o the Chief Financial Officer) at Quest Resource Corporation, 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma 73120.

     Upon receipt of a communication for the Board or an individual director, the Chief Financial Officer will promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding the Company, the Chief Financial Officer will forward the communication to the entire Board, as well as the individual director. Neither the Board nor a specific director is required to respond to a stockholder communication.

Director Attendance At Annual Meeting

     The Company has a policy encouraging the directors to attend the annual meeting of stockholders. Two of the directors of the Company attended the last annual meeting of stockholders.

EXECUTIVE OFFICERS

     The Company’s executive officers are Jerry D. Cash, Douglas L. Lamb, David E. Grose, Richard Marlin, Bree Stewart and Walter Yuras. The principal occupation and five year employment histories for Mr. Cash and Mr. Lamb are described above under “Proposal I – Election of Directors.”

     David E. Grose, 52, Chief Financial Officer. Mr. Grose has been the Chief Financial Officer of the Company since June 2004. Mr. Grose has 25 years of financial experience, primarily in the exploration, production, and drilling sectors of the oil and gas industry. Mr. Grose also has significant knowledge and expertise in capital development and in the acquisition of oil & gas companies. In the most recent years, Mr. Grose held the position of Vice-President and/or CFO for Oxley Petroleum Company during 2002 and 2003, Bayard Drilling Technologies, Inc. from 1997 to 1999 and a telecommunications company from 2000 to 2001. Mr. Grose earned a B.A. in Political Science from Oklahoma State University in 1974 and an MBA from the University of Central Oklahoma in 1977.

     Richard Marlin, 52, Executive VP Engineering. Mr. Marlin has served as Executive VP Engineering for the Company since September 2004. Prior to that he was engineering manager for the Company from November 2002 to September 2004. Prior to that, he was engineering manager for STP from 1999 until STP’s acquisition by the Company in November 2004. Prior to that he was employed by Parker and Parsley Petroleum as the Mid-Continent Operations Manager for 12 years. He has more than 28 years industry experience involving all phases of drilling and production in more than 14 states. His experience also involved primary and secondary operations along with the design and oversight of gathering systems that move as much as 175 MMcf/d. He is a registered Professional Engineer holding licenses in Oklahoma and Colorado. Mr. Marlin is a Director of the Mid-Continent Coalbed Methane Forum.

     Bree Stewart, 30, Executive VP Land. Ms. Stewart has served as Executive VP Land since September 2004. Ms. Stewart joined the Company in May, 2004 with over 8 years of land experience. Prior to that, Ms. Stewart spent 3 years with Devon Energy Corporation in their land department. Prior to Devon, Ms. Stewart spent 3 years with Alliance Resources Oil Company in the land and legal departments. Ms. Stewart holds a Bachelor of Science degree in Biology from the University of Central Oklahoma. Ms. Stewart is a member of the American Association of Professional Landman and Oklahoma City Association of Petroleum Landman.

     Walter Yuras, 52, Executive VP Geology. Mr. Yuras has been Executive VP Geology since September 2004. Prior to that he was the geologic manager for the Company since November 2002. Mr. Yuras is a Certified Petroleum Geologist with 27 years of oil and gas exploration and development experience in the Mid-Continent region, including subsurface and geophysical prospecting, trend and frontier exploration plays, and production acquisition. His background includes experience with both major and independent companies and since 1993, he has partnered with Mr. Cash, focusing on oil, gas and coalbed methane exploration and acquisition opportunities. Mr. Yuras holds a B.S. – Geology degree from Eastern Illinois University and a M.S. – Geology degree from the New Mexico Institute of Mining and Technology.

KEY EMPLOYEES

     The following sets forth certain biographical information concerning certain of the Company’s key managers.

     James H. Vin Zant, 57, Investor Relations. Mr. Vin Zant has been employed by the Company to provide investor relations and public relations since November 2002. From February 2001 to November 2002, Mr. Vin Zant provided investor relations and public relations services to the Company as a consultant. Mr. Vin Zant has twenty years experience in the financial arena and extensive investment experience in the oil & gas industry. Mr. Vin Zant completed a Bachelor of Science in Education degree from the University of Kansas in 1972. He also has military experience having served in the United States Marine Corps from 1967 to 1969.

COMPENSATION OF DIRECTORS AND EXECUTIVES

Compensation of Directors

     The Company’s directors receive no compensation for serving as a director of the Company, although the Company does reimburse directors for expenses incurred in connection with attendance at meetings of the Board of Directors. Mr. Garrison received 25,000 restricted shares of the Company’s common stock for serving on the audit committee for the period from June 6, 2003 to May 31, 2005. The Board of Directors has not determined Mr. Garrison’s compensation for continued service on the audit committee after May 31, 2005.

Compensation of Executives

     The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief Executive Officer and each of the other persons who were serving as an executive officer of the Company on December 31, 2004 and who earned more than $100,000 in salary and bonus during the 12 month period ended December 31, 2004.

Summary Compensation Table

					Long Term Compensation Awards
				Other		Securities
	Annual Compensation			Annual (2)	Restricted Stock	Underlying		All Other (3)
Name and Principal Position	12 months ended (1)	Salary	Bonus	Compensation	Awards	Options/SARS	LTIP Payouts	Compensation
Jerry D. Cash	12/31/04	$120,000	$1,000	—	—	—	—	$3,512
Chairman of the Board	5/31/04	$120,000	$800	—	—	—	—	$3,600
and Chief Executive Officer	5/31/03	$70,000	—	—	—	—	—	$8,500

Douglas L. Lamb	12/31/04	$120,000	$1,000	—	—	—	—	$4,283
President	5/31/04	$120,000	$800	—	—	—	—	$5,441
	5/31/03	$95,000	—	—	—	—	—	$11,000

Richard Marlin
Executive VP Engineering	12/31/04	$132,000	$1,000	—	—	—	—	$4,165

Walter Yuras
Executive VP Geology	12/31/04	$159,600	—	—	—	—	—	—

(1)	On December 31, 2004, the Company changed its fiscal year from a fiscal year ended May 31 to a fiscal year ended December 31. As a result, the Company is providing information for each of its last two fiscal years ended May 31, 2003 and 2004 and transitional disclosure for the 12 months ended December 31, 2004. Therefore, there is a five month overlap in the compensation disclosed for the 12 month periods ended May 31, 2004 and December 31, 2004.

(2)	Perquisites and other personal benefits, securities or property did not exceed 10% of the total of salary and bonus for each of the named executives during the applicable year.

(3)	Consists of employer contributions to the executive’s profit sharing account.

Options Granted and Options Exercised in the Last Fiscal Year and Year End Option Values

     No options were granted by the Company during its transition period ended December 31, 2004.

     No options were exercised during the transition period ended December 31, 2004 by the Company’s executive officers named in the Summary Compensation Table.

     As of December 31, 2004, none of the executive officers named in the Summary Compensation Table had any unexercised options.

Employment Contracts

     Jerry D. Cash and Douglas L. Lamb have each entered into an employment agreement with the Company (the “Employment Agreements”), effective November 7, 2002. The term of each of the Employment Agreements is three years. The Employment Agreements originally provide that Mr. Cash would be the Co-Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and Mr. Lamb would be the Co-Chief Executive Officer, President and Chief Operating Officer. Mr. Cash and the Company have subsequently agreed that Mr. Cash’s duties will be limited to Chairman of the Board and Chief Executive Officer and Mr. Lamb and the Company have subsequently agreed that Mr. Lamb’s duties will be limited to President.

     Throughout the employment period, Mr. Cash and Mr. Lamb will each receive $120,000 as base salary, which base salary may be modified from time to time by the Board of Directors of Company. Mr. Cash and Mr. Lamb are also entitled to participate in the Company’s profit sharing plan during the term of their Employment Agreement

     Mr. Cash’s or Mr. Lamb’s employment may be terminated by the Company at any time “for cause” (as defined in the Employment Agreements). If the Company terminates Mr. Cash’s or Mr. Lamb’s employment other than for cause, by written agreement with Mr. Cash or Mr. Lamb, or pursuant to a “Change of Control” (as defined below), then Mr. Cash or Mr. Lamb, as applicable, is entitled to receive as severance the equivalent of his base salary for the greater of 12 months, or the remaining term of his Employment Agreement, together with medical, dental and disability insurance coverage for such period. If Mr. Cash’s or Mr. Lamb’s employment is terminated following a Change of Control, or in the event of a Constructive Termination of Mr. Cash’s or Mr. Lamb’s employment following within 2 years of a Change of Control, then Mr. Cash or Mr. Lamb, as applicable, is entitled to receive as severance the equivalent of the product of 2.99 and his base salary under his Employment Agreement for one year, plus an amount equal to any federal excise taxes imposed upon him by virtue of such a severance payment, together with medical, dental and disability insurance coverage for a period of 12 months following such termination, or until Mr. Cash or Mr. Lamb, as applicable, is reemployed in a position with substantially similar salary and benefits.

     A Change of Control of the Company is deemed to occur under the Employment Agreements upon (i) the sale or other disposition of all or substantially all of the Company’s assets to any person other than Mr. Lamb (in the case of Mr. Cash’s Employment Agreement) or Mr. Cash (in the case of Mr. Lamb’s Employment Agreement), (ii) the time that any person other than Mr. Lamb or Mr. Cash shall have become a “beneficial owner” of more than 50% of the voting power of the Company, or (iii) neither Mr. Cash (in the case of Mr. Cash’s Employment Agreement) or Mr. Lamb (in the case of Mr. Lamb’s Employment Agreement), nor his designees, constitute at least 50% of the membership of the Company’s board of directors.

     A Constructive Termination of employment is deemed to occur under the Employment Agreements upon (i) the failure to maintain Mr. Cash or Mr. Lamb, as applicable, in the positions he is employed as under his Employment Agreement, (ii) any significant adverse change in the nature and scope of such positions, a reduction in salary, or termination of Mr. Cash’s or Mr. Lamb’s employee benefits to which he is entitled under his respective Employment Agreement, (iii) the failure to elect Mr. Cash or Mr. Lamb, as applicable, to the Company’s board of directors, (iv) the liquidation, dissolution, or other transfer (such as by merger, consolidation or reorganization) of all or substantially all of the Company’s business or assets, unless the successor assumes all obligations under the applicable Employment Agreement, (v) any relocation of the Company’s principal executive offices, or change in Mr. Cash’s or Mr. Lamb’s principal work location in excess of 25 miles, or (vi) any material breach of the Employment Agreements by the Company or any successor. Mr. Cash and Mr. Lamb have each agreed that the change in their responsibilities discussed above is not a constructive termination. Mr. Cash’s or Mr. Lamb’s employment may also be terminated by Mr. Cash or Mr. Lamb, as applicable, upon 180 days written notice to the Company, or by the mutual written agreement of the parties. Neither Mr. Cash nor Mr. Lamb may compete with the Company during the term of his employment therewith, or during any period during which he is receiving severance payments from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 28, 2005 concerning the shares of Common Stock beneficially owned by (a) each person known by the Company, solely by reason of its examination of Schedule 13D and 13G filings made with the Securities and Exchange Commission (the “Commission”), to be the beneficial owner of 5% or more of the Company’s outstanding Common Stock, (b) each of the directors and nominees for election as a director of the Company,

(c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors, nominees and executive officers of the Company as a group. If a person or entity listed in the following table is the beneficial owner of less than one percent of the Company’s common stock outstanding, this fact is indicated by an asterisk in the table. The percentages of ownership and the number of shares beneficially owned are disproportionate due to joint beneficial ownership making the notes following the table essential for a complete understanding of the Company’s ownership structure.

	Number of Shares of
	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned (1)	Percent of Class
Marsha K. Lamb (2)
288 Benedict Road
Benedict, KS 66714	2,277,356	14.3%

The Lamb Family Limited Partnership (3)
288 Benedict Road
Benedict, KS 66174	900,000	5.7%

Wells Fargo Energy Capital, Inc.
1000 Louisiana, Suite 600
Houston, TX 77002	1,599,600	10.1%

Jerry D. Cash (4)
9520 North May Avenue, Suite 300
Oklahoma City, OK 73120	2,134,403	13.4%

Douglas L. Lamb (5)
288 Benedict Road
Benedict, KS 66174	2,277,356	14.3%

John C. Garrison
7211 High Drive
Prairie Village, KS 66208	145,000	*

McKown Point, LP (6)
307 W. Washington,
Sherman, TX 75090	2,290,393	14.4%

James B. Kite, Jr. (6)	—	—

Richard Marlin	13,393	*

Walter Yuras	519,246	3.3%

All Directors and Executive Officers as a Group (Eight Persons)	7,949,037	50.0%

*	Less than 1%.

(1)	The number of shares beneficially owned by the entities above is determined under rules promulgated by the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Consists of (i) 33,900 shares held by Marsha K. Lamb; (ii) 505,000 shares held by Crown Properties LC, which is wholly owned by Marsha K. Lamb; (iii) 416,027 shares held by Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb; (iv) 67,000 shares jointly owned by Douglas L. Lamb and Marsha K. Lamb; (v) 307,097 shares held by Douglas L. Lamb; (vi) 32,823 shares held in Doug Lamb’s profit sharing retirement account; (vii) 15,509 shares held in Marsha Lamb’s profit sharing retirement account; and (viii) 900,000 shares held by The Lamb Family Limited Partnership owned by Douglas L. Lamb, Marsha K. Lamb and their daughter. Marsha K. Lamb disclaims beneficial ownership of the shares specified in clause (v) and (vi) above. Marsha K. Lamb is the wife of Douglas L. Lamb.

(3)	Douglas L. Lamb and Marsha K. Lamb formed the Lamb Family Limited Partnership on February 18, 2003, for estate planning purposes. Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas Lamb and Marsha Lamb, owns a 1% general partner interest in the Lamb Family Limited Partnership. Douglas Lamb and Marsha Lamb each own a 30% limited partner interest in the Lamb Family Limited Partnership and their daughter owns the remaining 39% limited partner interest. Bonanza Energy Corporation of Kansas may be deemed to beneficially own the shares owned by the Lamb Family Limited Partnership as a result of its general partner interest in the partnership. Douglas Lamb and Marsha Lamb may be deemed to beneficially own the shares owned by the Lamb Family Limited Partnership as a result of their ownership of the general partner of the partnership.

(4)	Includes of 500 shares owned by Mr. Cash’s wife, Sherry J. Cash and 12,757 shares held in Mr. Cash’s profit sharing retirement account. Jerry D. Cash disclaims beneficial ownership of the shares owned by Sherry J. Cash.

(5)	Consists of (i) 307,097 shares held by Douglas L. Lamb; (ii) 505,000 shares held by Crown Properties LC, which is 100% owned by Marsha K. Lamb; (iii) 33,900 shares held by Marsha K. Lamb; (iv) 416,027 shares held by Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb; (v) 67,000 shares jointly owned by Douglas L. Lamb and Marsha K. Lamb; (vi) 32,823 shares held in Doug Lamb’s profit sharing retirement account; (vii) 15,509 shares held in Marsha Lamb’s profit sharing retirement account; and (viii) 900,000 shares held by The Lamb Family Limited Partnership owned by Douglas L. Lamb, Marsha K. Lamb and their daughter. Douglas L. Lamb disclaims beneficial ownership of the shares specified in clauses (ii) (iii) and (vii) above.

(6)	McKown Point LP is a Texas Limited Partnership. On January 19, 2005, Boothbay Royalty Company, which is wholly owned by James B. Kite, Jr., exchanged 2,290,393 shares of Quest Resource Corporation common stock for a limited partnership interest in McKown Point L.P. Easterly Family Investments LLC is the sole general partner of McKown Point L.P. Easterly Family Investments LLC is wholly owned by the James B. Kite, Jr. Irrevocable Trust. Bank of Texas, N.A. is the trustee of the James B. Kite, Jr. Irrevocable Trust. Following the exchange described above, neither James B. Kite, Jr, nor Boothbay Royalty Company, had any voting or dispositive control over any shares of Quest Resource Corporation common stock. Easterly Family Investments LLC and the James B. Kite, Jr. Irrevocable Trust may be deemed to have beneficial ownership of the shares owned by McKown Point LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the acquisition of STP Cherokee, Inc. by the Company, Doug Lamb and his affiliates from time to time made loans to the Company and its subsidiaries for working capital. During the two fiscal years ended May 31, 2004, the maximum amount owed to Mr. Lamb and his affiliates by the Company and its subsidiaries at any one time was $250,000. In November 2002, in connection with the STP acquisition, all working capital loans owed to Mr. Lamb and his affiliates by the Company and its subsidiaries in the total amount of $149,150 were repaid. After November 2002, Mr. Lamb and his affiliates continued to make loans to Quest Energy Service, Inc. As of May 31, 2003, Quest Energy Service owed BECK approximately $55,000, which bore interest at the rate of 10%. This loan was paid off in March 2004 and no further loans have been made by Mr. Lamb and his affiliates to the Company since that time.

     In November 2002, as part of the STP acquisition, a marketing business owned by Mr. Lamb and his wife was purchased by the Company for 300,000 shares of common stock, valued at $312,000.

     In November 2002, in connection with the STP acquisition, Crown Properties, LC, a limited liability company wholly owned by Marsha K. Lamb, the wife of Mr. Lamb, sold gas pipeline and related assets to the Company in exchange for 30,000 shares of common stock.

     In November 2002, in connection with the STP acquisition, the Company reacquired $600,000 of promissory notes that had been issued by the Company to a company owned by Mr. Cash.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership of the Company’s securities and changes in reported ownership. Executive officers and directors and greater than ten percent stockholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the transition period ended December 31, 2004 all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with in a timely manner, except for the following.

•	Jerry Cash had five transactions selling an aggregate of 25,000 shares during the period from November 5, 2004 to November 15, 2004 that were reported late on Form 4.

•	Douglas and Marsha Lamb reported late the transfer for estate planning purposes of 500,000 shares of Company common stock from Crown Properties (wholly owned by Marsha Lamb) and 400,000 shares of Company common stock from Bonanza Energy Corporation of Kansas (“BECK”) (jointly owned by Douglas and Marsha Lamb) to The Lamb Family Limited Partnership. BECK is a 1% general partner, Douglas and Marsha Lamb are each 30% limited partners, and their daughter is a 39% limited partner, of The Lamb Family Limited Partnership.

•	Douglas and Marsha Lamb did not timely report 19,500 shares of common stock received by Marsha Lamb as a bonus from the Company.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of one independent director and acts under a written charter adopted and approved by the Board of Directors on September 24, 2003. The member of the Audit Committee is independent as defined by the National Association of Securities Dealers’ listing standards and as required by the Sarbanes-Oxley Act of 2002 (“Act”). After a full review and analysis, the Board of Directors reaffirmed that the sole member of the Audit Committee is independent within the meaning of Rules 4200(a)(15) and 4350(d) of the National Association of Securities Dealers’ listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”), as such requirements are defined as of the mailing date of this proxy statement. The Board of Directors has also determined that at Mr. Garrison is an “audit committee financial expert” (as defined by SEC rules and regulations). For an overview of Mr. Garrison’s qualifications, see the section entitled “Proposal No. 1—Election of Directors” above.

          As set forth in the Audit Committee Charter, the Audit Committee is appointed by the Board of Directors to perform, among others, the following duties and responsibilities:

•	overseeing and reviewing the integrity of the Company’s financial statements, financial reports and other financial information provided by the Company to any governmental body or the public;

•	overseeing and reviewing the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting and disclosure controls and procedures, regarding finance, accounting and reporting that management and the Board of Directors have established;

•	overseeing, handling and reviewing reports and complaints regarding the financial reporting, auditing, accounting and internal controls of the Company;

•	reviewing areas of potential significant financial risk to the Company and discussing guidelines and the process by which risk assessment and management is undertaken; and

•	overseeing and reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm.

          The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

          The Member of the Audit Committee relies without independent verification on the information provided to him and on the representations made by management and the Independent Registered Public Accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements have been carried out in accordance with the Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s Independent Registered Public Accounting Firm is in fact “independent”.

          Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the transition period ended December 31, 2004 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

John C. Garrison

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Clyde Bailey, P.C. was initially appointed the independent registered public accounting firm for the fiscal year ended May 31, 2004. As previously reported, on August 24, 2004, the Company dismissed Clyde Bailey, P.C. and engaged a new independent registered public accounting firm, Murrell, Hall, McIntosh & Co., PLLP. to perform the audit for the fiscal year ending May 31, 2004 and the restatement of the Company’s financial statements for the fiscal year ending May 31, 2003, which was completed. Murrell, Hall, McIntosh & Co., PLLP was also retained to serve as independent registered public accounting firm of the Company for the transition period ended December 31, 2004.

          The Audit Committee has determined to continue the services of Murrell, Hall, McIntosh & Co., PLLP for the current fiscal year ending December 31, 2005. Such services will include the audit of the financial statements of the Company for the fiscal year ending on such date and other appropriate accounting services.

          The Company’s former independent registered public accounting firm’s report on the Company’s financial statements for the fiscal years ended May 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

          The Company’s decision to change independent registered public accounting firms was approved by the Audit Committee and was due to the following factors:

•	the size and complexity of the Company’s operations had out-grown the resources of its then current independent registered public accounting firm, which was a sole practitioner, and

•	the provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Public Company Accounting Oversight Board relating to audit partner rotation required the Company to select a new independent registered public accounting firm for the audit of the Company’s 2004 fiscal year ended May 31, 2004.

          The Company did not have any disagreements with its former independent registered public accounting firm, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former independent registered public accounting firm’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

          A member of Murrell, Hall, McIntosh & Co., PLLP is expected to attend the annual meeting and will have the opportunity to make a statement if desired. It is also expected that such member will be available to respond to appropriate questions from the stockholders.

Audit and Non-Audit Fees

     The following table lists fees paid to Murrell, Hall, McIntosh & Co., PPLP and Clyde Bailey, P.C. (the Company’s previous Independent Registered Public Accounting Firm), for services rendered in fiscal years ended May 31, 2003 and 2004 and the seven month transition period ended December 31, 2004. Certain amounts for fiscal year 2003 have been reclassified to conform to the fiscal year 2004 presentation requirements.

	Clyde Bailey		Murrell, Hall, McIntosh & Co. PLLP
	Fiscal Year Ended		Fiscal Year Ended		7 Months Ended
	May 31,		May 31,		December 31,
	2003	2004	2003	2004	2004
Audit Fees (1)	$35,126	$1,350	$48,882	$94,829	$102,941
Audit-Related Fees (2)	6,950	—	—	—	—
Tax Fees (3)	—	—	—	—	84,260
All Other Fees	—	—	—	—	—

Total Fees	$42,076	$1,350	$48,882	$94,829	$187,201

1.	Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements for such period included in the Annual Report on Form 10-KSB and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission.. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

2.	Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

3.	Tax fees consist of fees related to the preparation and review of the Company’s federal and state income tax returns and tax consulting services.

          The Audit Committee has concluded the provision of the non-audit services listed above as “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

          All services to be performed by the independent public accountants must be pre-approved by the Audit Committee, which has chosen not to adopt any pre-approval policies for enumerated services and situations, but instead has retained the sole authority for such approvals.

OTHER BUSINESS

          As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion upon such other matters in accorandance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 2005 ANNUAL MEETING

          No stockholder proposals were received by the Company for the 2005 Annual Meeting of Stockholders.

          If a stockholder wishes to present a proposal at the 2006 Annual Meeting of Stockholders, the stockholder must deliver his or her proposal to the Company at its principal executive offices no later than January 6, 2006, in such form as required under rules issued by the Securities and Exchange Commission, in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Stockholders.

          If a stockholder wishes to present a proposal at the 2006 Annual Meeting of Stockholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual Meeting of Stockholders, the stockholder must notify the Company in writing of his or her intent to make such presentation no later than March 22, 2006 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Stockholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

          This proxy statement is accompanied by the Company’s 2004 Annual Report on Form 10-KSB for the transition period ended December 31, 2004, excluding exhibits. Additional copies of the Annual Report, or the exhibits, may be obtained by making a written request, and upon reimbursement of the Company’s reasonable expenses for furnishing any exhibits, to our Company at 9520 N. May Avenue, Suite 300, Oklahoma City, OK 73120, Attention: Corporate Secretary.

By Order of the Board of Directors

DAVID E. GROSE
Corporate Secretary

PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY
QUEST RESOURCE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints JERRY D. CASH and DAVID E. GROSE, in the order named, as proxies (each with the power to act alone and with power of substitution) to vote, as directed below, all shares of common stock of QUEST RESOURCE CORPORATION (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, June 7, 2005, at 11:00 a.m. at the Company’s corporate office located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma, 73120, or any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Jerry D. Cash, Douglas L. Lamb, John C. Garrison, James B. Kite, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:
______________________________
______________________________
______________________________
2. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.
(Continued and to be signed and dated on reverse side.)

     When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of directors and in accordance with discretion of the proxies upon such other matters as may properly come before the meeting and any adjournment thereof. The Board of Directors recommends a vote FOR proposal 1. The proposal is not related to or conditioned on the approval of other matters, and has been proposed by the Company.
     Please sign exactly as name appears below.

Dated:		, 2005.
(Signature)

(Signature if held jointly)

Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each joint owner or trustee should sign the proxy.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.